EXHIBIT 99.1

Arbitrator Requires SDC Financial, LLC to Pay Align an Additional $45.5 Million for a Total Award of $99.7 Million

Continued Strong Growth and Increasing Momentum for Invisalign Clear Aligners and iTero Systems and Services Across Products and Customer Channels Worldwide, Reflects the Strength of Align’s Doctor-Directed Model and the Align Digital Platform

  $99.7 million award includes the $54.2 million paid to Align to date for the capital account
  SDC required to pay $45.5 million and additional interest of $3,000 per day beginning on March 13, 2021 until payment is made in full or a different rate applies by operation of law
  Align will recognize a gain on its reported financials upon receipt of payment

TEMPE, Ariz., March 15, 2021 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq: ALGN) (“Align”) today announced the favorable outcome of a binding arbitration for the claims it asserted against SDC Financial, LLC, SmileDirectClub, LLC, David Katzman, David Katzman Revocable Trust, and David Katzman 2009 Family Trust (“SDC Entities”) relating to the valuation of Align’s membership interest in SDC Financial LLC (“SDC”).

“We are pleased with the arbitrator’s March 12, 2021 final award in favor of Align, and against SDC, directing SDC to pay Align an additional $45.5 million for a total of $99.7 million,” said John Morici, Align Technology CFO. “The first quarter continues to be very strong with increasing momentum for Invisalign Clear Aligners and iTero Systems and Services across products and customer channels worldwide, reflecting the strength of our doctor-directed model and the Align Digital Platform - which provides technology, innovation, digital tools and services to over 200,000 orthodontists, dentists and labs around the world.”

As previously disclosed, on March 4, 2019 an arbitrator ordered Align to tender its SDC Financial, LLC membership interest for a purchase price equal to the capital account balance as of October 31, 2017 to be determined in accordance with Align’s operating agreements with the SDC entities. On July 3, 2019, Align filed a confidential demand for arbitration challenging the propriety of the SDC entities’ determination of the capital account balance as of October 31, 2017.

In the final award, the arbitrator found in favor of Align and against SDC and determined the value of the capital account balance to be $97.6 million, offset by the $54.2 million paid over the last two years to Align for the capital account. The arbitrator directed SDC to pay the difference of $43.4 million plus interest of $2.1 million, and additional interest of approximately $3,000 per day beginning on March 13, 2021 until payment is made in full or a different rate applies by operation of law. Align has requested the American Arbitration Association to identify March 31, 2021 as the deadline for SDC’s payment of the $45.5 million, consistent with the schedule prescribed by the operating agreements, which requires SDC’s payment for redemption of Align’s membership interests to be made in full on or before March 31, 2021. While Align believes that based on the operating agreements SDC should make the $45.5 million payment on or before March 31, 2021, it is unclear whether SDC will do so in the absence of a stated deadline in the final award.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “intends,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the award payable by SDC, its amount, timing and anticipated impact on Align’s financial results, the business strategy and markets for Align’s products and Align’s beliefs and expectations for the quarter, including business strength, momentum, and breadth across regions, products and channels. Forward-looking statements relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

  the impact of the COVID-19 pandemic on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
  difficulties predicting customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages, and consumer confidence, particularly in light of the pandemic;
  unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
  increasing competition from existing and new competitors;
  rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
  the ability to protect our intellectual property rights;
  continued compliance with regulatory requirements;
  declines in, or the slowing of the growth of, sales of our intra-oral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
  the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
  the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs or errors requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
  a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primarily operations are not based in China;
  the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
  the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
  the compromise of customer and/or patient data for any reason;
  the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
  foreign operational, political and other risks relating to our international manufacturing operations; and
  the loss of key personnel or work stoppages.

Risks relating to the matters discussed above are detailed are in addition to other risks detailed from time to time by Align in its periodic reports filed with the Securities and Exchange Commission (“SEC”), including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

About Align Technology, Inc.
Align Technology designs, manufactures and offers the Invisalign® system, the most advanced clear aligner system in the world, iTero® intraoral scanners and services, and exocad CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 200 thousand doctor customers, and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat over 9.6 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero systems and services, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Investor Relations Contact Align Technology Madelyn Homick (408) 470-1180 mhomick@aligntech.com	Press Contact Zeno Group Sarah Johnson (828) 551-4201 sarah.johnson@zenogroup.com